UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒      Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Ardelyx, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ARDELYX, INC.
400 Fifth Avenue, Suite 210, Waltham, MA 02451
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2022
To the Stockholders of Ardelyx, Inc.:
The 2022 Annual Meeting of Stockholders, or the 2022 Annual Meeting, of Ardelyx, Inc., a Delaware corporation, or the Company, will be held on June 15, 2022 at 11:30 a.m. Eastern Time. The 2022 Annual Meeting will be held entirely online. You will be able to attend the meeting online where you will be able to listen to the meeting live and vote. The 2022 Annual Meeting will be held for the following purposes:
1.	To elect three Class II directors to hold office until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified;
2.
To grant our Board of Directors authority to effect a reverse stock split of our authorized common stock and issued and outstanding common stock by amending our Amended and Restated Certificate of Incorporation by September 15, 2022 and within a range of not less than 1-for-2 and not more than 1-for 10, if our Board of Directors deems it within our best interests;

3.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the proxy statement accompanying this notice pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”);

4.
To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022; and

5.	To transact such other business as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned the Company’s common stock at the close of business on April 25, 2022 may vote at the 2022 Annual Meeting or any adjournments that take place.
You are cordially invited to attend the virtual 2022 Annual Meeting online via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2022. Whether or not you plan to attend the 2022 Annual Meeting online, please vote as soon as possible. You may vote over the internet, by a toll-free telephone number, or by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the 2022 Annual Meeting may vote online at the 2022 Annual Meeting, even if the stockholder has already voted over the internet or by phone or returned a proxy card or voting instruction card by mail.

Our board of directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the proxy statement, “FOR” the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split as described in Proposal No. 2 of the proxy statement, “FOR” the approval, on a non-binding, advisory basis, of the Say-On-Pay proposal as described in Proposal No. 3 of the proxy statement and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 4 of the proxy statement.
By Order of the Board of Directors:
/s/ Elizabeth Grammer
Elizabeth Grammer
Chief Legal and Administrative Officer
Waltham, Massachusetts
April 29, 2022

Page
QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS	1
PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
PROPOSAL NO. 2 TO GRANT THE BOARD AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF OUR AUTHORIZED COMMON STOCK AND ISSUED AND OUTSTANDING COMMON STOCK BY AMENDING OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION BY SEPTEMBER 15, 2022 AND WITHIN A RANGE OF NOT LESS THAN 1-FOR-2 AND NOT MORE THAN 1-FOR-10, IF THE BOARD DEEMS IT WITHIN THE COMPANY’S BEST INTERESTS	10
PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	17
PROPOSAL NO. 4. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	19
CORPORATE GOVERNANCE	20
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	25
NON-EMPLOYEE DIRECTOR COMPENSATION	26
EXECUTIVE OFFICERS	28
COMPENSATION DISCUSSION AND ANALYSIS	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	43
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	44
ADDITIONAL INFORMATION	44
APPENDIX A	A-1

ARDELYX, INC.
400 Fifth Avenue, Suite 210
Waltham, MA 02451
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2022
This proxy statement and our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available on our website at www.ardelyx.com and at www.proxyvote.com.
Unless the context requires otherwise, in this proxy statement the terms “Ardelyx,” “we,” “us,” “our” and “the Company” refer to Ardelyx, Inc.
QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS
Why am I receiving these proxy materials?
We have delivered paper proxy materials to you, because the board of directors of Ardelyx is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, or the 2022 Annual Meeting, or any adjournments that take place. The 2022 Annual Meeting will be held online on June 15, 2022 at 11:30 a.m. Eastern Time via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2022. As a stockholder, you are invited to attend the 2022 Annual Meeting online and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2022 Annual Meeting to vote.
What is included in the proxy materials?
The proxy materials include:
•
This proxy statement, which includes information regarding the proposals to be voted on at the 2022 Annual Meeting, the voting process, corporate governance, the compensation of our directors and certain executive officers, and other required information;

•	Our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and
•	The proxy card or a voting instruction card for the 2022 Annual Meeting.
The proxy materials are being mailed on or about May 5, 2022, and are available at www.ardelyx.com.
Who can vote at the 2022 Annual Meeting?
Only stockholders of record at the close of business on April 25, 2022 will be entitled to vote at the 2022 Annual Meeting. On this record date, there were 144,122,828 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on April 25, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the 2022 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2022 Annual Meeting, please vote as soon as possible by internet, telephone or by mail as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, at the close of business on April 25, 2022, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2022 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by internet or telephone as instructed by your broker or other agent. To vote online at the 2022 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form. In order to login to the online 2022 Annual Meeting, you will need the unique account number which appears in your proxy materials and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.
What proposals are scheduled for a vote?
There are four proposals scheduled for a vote at the 2022 Annual Meeting:
•	Proposal No. 1 - To elect three Class II directors to hold office until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified;
•	Proposal No. 2 - To approve the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split;
•
Proposal No. 3 - To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”); and

•
Proposal No. 4 – To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

How do I vote?
For Proposal No. 1, you may either vote “FOR” all nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposals No. 2, No. 3 and No. 4, you may either vote “FOR” or “AGAINST” or you may abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the virtual 2022 Annual Meeting or vote by internet, telephone or by mail. Whether or not you plan to attend the 2022 Annual Meeting online, please vote as soon as possible to ensure your vote is counted. You may still attend the 2022 Annual Meeting online and vote online even if you have already voted by proxy.
•
By Attending the 2022 Annual Meeting Online. You may vote online at the 2022 Annual Meeting by attending the 2022 Annual Meeting online via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2022.

•	To vote by proxy by internet or telephone. You may submit your proxy by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
•	To vote by proxy by mail. You may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted.

Alternatively, you may vote by internet or telephone as instructed by your broker or other agent. To vote online at the 2022 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of the Company’s common stock you owned as of April 25, 2022.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1), “FOR” the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split (Proposal No. 2), “FOR” the approval, on a non-binding, advisory basis, of the Say-On-Pay proposal (Proposal No. 3) and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 (Proposal No. 4). If any other matter is properly presented at the 2022 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We have engaged MacKenzie Partners, Inc. (“MacKenzie”) as the proxy solicitor for the Annual Meeting for an approximate fee of $17,500 plus fees for additional services, if needed. We have also agreed to reimburse MacKenzie for its reasonable out of pocket expenses.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must return each proxy card.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the 2022 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy, bearing a date later than the date of the original proxy.
•
You may send a timely written notice, bearing a date later than the date of the original proxy, that you are revoking your proxy to the Company’s Chief Legal and Administrative Officer at the following email address: general-counsel@ardelyx.com.

•	You may attend the virtual 2022 Annual Meeting and vote online. Simply attending the 2022 Annual Meeting online will not, by itself, revoke your proxy.
If your shares are held in “street name” by your broker or other agent, you should follow the instructions provided by your broker or agent to change your vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in attendance at the virtual 2022 Annual Meeting. On the record date, there were 144,122,828 shares outstanding and entitled to vote. Accordingly, the holders of 72,061,415 shares must be present at the 2022 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2022 Annual Meeting only if you vote online at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present and entitled to vote at the meeting or represented by proxy may adjourn the 2022 Annual Meeting to another date.
How are votes counted?
With respect to the election of directors (Proposal 1), you may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.
With respect to the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal.
With respect to the Say-On-Pay proposal (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.
With respect to the ratification of Ernst & Young LLP as of our independent registered public accounting firm for the year ending December 31, 2022 (Proposal 4), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Absentions and broker non-votes will have no effect on the vote for this proposal.
Votes will be counted by the Inspector of Elections appointed for the 2022 Annual Meeting. The Inspector of Elections will separately count “FOR” votes for the election of directors (Proposal 1), “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for the approval, of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split (Proposal 2), “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for the approval, on a non-binding, advisory basis, of the Say-On-Pay (Proposal 3) and “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2022 (Proposal 4).
If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).
What are “broker non-votes”?
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors and Proposal No. 3 to approve the Say-On-Pay are both “non-routine” matters, but Proposal No. 2 to approve the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split and Proposal No. 4 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022 are both “routine” matters.

How many votes are needed to approve each proposal?
•
Proposal No. 1 — To elect three Class I directors to hold office until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, which means that the three nominees receiving the most “FOR” votes (from the votes of shares present in attendance or represented by proxy and entitled to vote on the election of directors will be elected. “WITHHOLD” votes and broker non-votes will not be counted towards the vote total for this proposal.

•
Proposal No. 2 — To grant our Board of Directors authority to effect a reverse stock split of our authorized common stock and issued and outstanding common stock by amending our Amended and Restated Certificate of Incorporation by September 15, 2022 and within a range of not less than 1-for-2 and not more than 1-for-10, if our Board of Directors deems it within our best interests. The approval of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting. Abstentions have the same effect as a vote “AGAINST” such proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal. Any broker non-votes on the proposal to approve the amendment of our Amended and Restated Certificate of Incorporation will have the same effect as a vote “AGAINST” such proposal.

•
Proposal No. 3 — To approve, on a non-binding, advisory basis, the Say-On-Pay proposal. The Say-On-Pay proposal requires the affirmative vote of the majority of the votes cast, which means the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal. Abstentions have the same effect as a vote “AGAINST” such proposal. Broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Because the vote on Proposal No. 3 is advisory, it will not be binding on the Board of Directors, the compensation committee of the Board of Directors or the Company. With respect to Proposal No. 3, the Board of Directors will review the voting results and take them into consideration when making future decisions about executive compensation.
•
Proposal No. 4 — To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022. The ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 requires the affirmative vote of the majority of the votes cast, which means the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. Because Proposal No. 4 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal.

How do I attend the Virtual Annual Meeting?
This year’s Annual Meeting will be held entirely online. Stockholders of record as of April 25, 2022 will be able to attend and participate in the 2022 Annual Meeting online via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2022. You will be able to vote your shares electronically by Internet and submit questions online during the meeting by logging in to the website listed above and using the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.
Even if you plan to attend the 2022 Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the 2022 Annual Meeting.
Access to the Audio Webcast of the 2022 Annual Meeting. The live audio webcast of the 2022 Annual Meeting will begin promptly at 11:30 a.m. Eastern Time. Online check-in will begin at 11:15 a.m. Eastern Time and should allow ample time for the check-in procedures. We encourage our stockholders to access the meeting prior to the start time.

Log in Instructions. To attend the online 2022 Annual Meeting, you will need to login at www.virtualshareholdermeeting.com/ARDX2022. To attend the 2022 Annual Meeting, you will need the 16-digit control number included in on your proxy card or on the instructions that accompanied your proxy materials.
Voting. You may vote online during the 2022 Annual Meeting. To do so, go to www.virtualshareholder.com/ARDX2022 and have available the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Submitting Questions During the virtual 2022 Annual Meeting. During the 2022 Annual Meeting, you will be able to submit questions in the question box provided at www.virtualshareholdermeeting.com/ARDX2022. We will respond to as many inquiries at the 2022 Annual Meeting as time allows.
Technical Assistance. Beginning 15 minutes prior to the start of and during the virtual 2022 Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter difficulties accessing the virtual 2022 Annual Meeting during check-in or meeting time, please call the technical support number that will be posted on the 2022 Annual Meeting website log-in page.
How can I find out the results of the voting at the 2022 Annual Meeting?
We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2022 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in the proxy materials for the 2023 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 30, 2022, to the Company’s Corporate Secretary at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, Massachusetts 02451. However, if the meeting is more than 30 days before or after June 15, 2023, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.
If you wish to submit a proposal before the stockholders or nominate a director at the 2023 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the Company’s Corporate Secretary in writing between February 15, 2023 and March 17, 2023. However, if the date of the 2023 Annual Meeting of Stockholders is more than 30 days before June 15, 2023, then you must give notice not later than the 90th day prior to that meeting, and if the date of the 2023 Annual Meeting of Stockholders is more than 60 days after June 15, 2023, you must give notice not later than the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than no later than 60 calendar days prior to the anniversary of the previous year's annual meeting (no later than April 16, 2023 for the 2023 Annual Meeting of Stockholders).

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.
Our board of directors currently consists of nine directors and no vacancies, divided into the following three classes:
•	The Class I directors are William Bertrand, Jr., Esq., Onaiza Cadoret-Manier and Jan Lundberg, Ph.D., and their terms will expire at the 2024 Annual Meeting of Stockholders;
•	The Class II directors are Geoffrey A. Block, M.D., David Mott and Michael Raab, and their terms will expire at the 2022 Annual Meeting; and
•	The Class III directors are Robert Bazemore, Muna Bhanji, R.Ph, and Richard Rodgers, and their terms will expire at the 2023 Annual Meeting of Stockholders.
Our current Class II directors, Geoffrey A. Block, M.D., David Mott and Michael Raab, have been nominated to serve as Class II directors and have agreed to stand for election. If the nominees for Class II are elected at the 2022 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2025 Annual Meeting of Stockholders, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the three nominees for Class II above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by our management or the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2022 Annual Meeting. Our board of directors and management encourage each nominee for director and each continuing director to attend the 2022 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE CLASS I
NOMINEES FOR DIRECTOR.
CLASS II NOMINEES FOR DIRECTOR — To be elected for a three-year term expiring at the 2025 Annual Meeting of Stockholders
Geoffrey A. Block, M.D., age 56, was appointed to our board of directors in March 2019. Dr. Block has served as the Associate Chief Medical Officer of U.S. Renal Care since February 2020. Prior to that, Dr. Block served as Vice President, Nephrology of Reata Pharmaceuticals, Inc. (Nasdaq: RETA) from January 2019 to January 2020. Prior to that, Dr. Block held a variety of positions with the Denver Nephrology Division at Colorado Kidney Care/Denver Nephrologists, most recently serving as the Director of Clinical Research from 1998 to 2018. Dr. Block served as an associate professor in medicine at the University of Colorado Health Sciences Center from 2008 to 2018. Prior to that, Dr. Block served as an attending physician at St. Joseph's Hospital and as the medical director of the DaVita-Lowry Hemodialysis Unit. Dr. Block received his M.D. from the University of Cincinnati College of Medicine and completed his fellowship in nephrology at that the University of Michigan at Ann Arbor. We believe that Dr. Block is qualified to serve on our board of directors due to his extensive experience in the field of nephrology, and his unique ability to understand the treatment options, needs and challenges for the patients we expect to serve.
David Mott, age 56, has served on our board of directors since March 2009 and as chairman of the board of directors since March 2014. Mr. Mott is currently a private investor through Mott Family Capital. Mr. Mott served as a general partner of New Enterprise Associates, or NEA, an investment firm focused on venture capital and growth equity investments from September 2008 to February 2020, where he led the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc (NYSE:AZN), and served in numerous roles during his tenure, including from October 2000 to July 2008 as President and Chief Executive Officer, and previously as Chief Financial Officer, and as President and Chief Operating Officer. During that time, Mr. Mott also served as Executive Vice President of AstraZeneca Plc from June 2007 to July 2008 following AstraZeneca Plc’s acquisition of Medimmune Limited in June 2007. Prior to joining MedImmune Limited, Mr. Mott was a Vice President in the healthcare investment banking group at Smith Barney, Harris Upham & Co. Inc. Mr. Mott received a B.A. in Economics and Government from Dartmouth College. Mr. Mott serves as the Chairman of the Board of Directors for Adaptimmune (Nasdaq:ADAP), Epizyme, Inc. (Nasdaq:EPZM), Imara Inc. (Nasdaq: IMRA) and Mersana Therapeutics, Inc. (Nasdaq:MRSN). In addition, Mr. Mott serves on the board of directors of Novavax, Inc. (Nasdaq: NVAX). We believe that Mr. Mott is qualified to serve on our board of directors due to his extensive experience in the life sciences industry as a senior executive, his investment experience, strategic leadership track record and service on other boards of directors of life sciences companies.
Michael Raab, age 57, has served as our President and Chief Executive Officer and a director since March 2009. From 2002 to 2009, Mr. Raab was a partner at NEA, where he focused on investments in the biotechnology and pharmaceutical sectors. Prior to joining NEA, Mr. Raab spent 15 years in commercial and operating leadership roles in the biotech and pharmaceutical industries, including serving as Senior Vice President, Therapeutics and General Manager of the Renal Division at Genzyme Corporation, or Genzyme, a biotechnology company. Mr. Raab also spent two years with Genzyme’s diagnostic products and services division. Before Genzyme, Mr. Raab held business development and sales and marketing positions at Repligen Corporation, a life sciences company, and Bristol-Myers Corporation. Mr. Raab is currently the lead independent director of Amicus Therapeutics, Inc. (Nasdaq: FOLD), and also serves as the Chairman of the Board of Tempest Therapeutics (Nasdaq CM: TPST). Mr. Raab currently serves as a member of both of the Emerging Companies Section Governing Board and the Health Section Governing Board of the Biotechnology Innovation Organization. Mr. Raab received a B.A. from DePauw University. We believe Mr. Raab is qualified to serve on our board of directors based on his role as our President and Chief Executive Officer, his senior management experience in the life sciences sector, his investment experience and his current and past service on other boards of directors of public companies.
CLASS III DIRECTORS — To continue in office until the 2023 Annual Meeting of Stockholders
Robert Bazemore, age 54, was appointed to our board of directors in June 2016. Mr. Bazemore has served as President and Chief Executive Officer and a director of Epizyme, Inc. (Nasdaq: EPZM) from September 2015 to August 2021. Prior to joining Epizyme, Mr. Bazemore served as Chief Operating Officer of Synageva BioPharma Corp., which was acquired by Alexion Pharmaceuticals (Nasdaq: ALXN) for $8.4 billion in July 2015. Prior to that, Mr. Bazemore was President of Janssen Biotech, part of the Janssen Pharmaceutical Companies of Johnson & Johnson (NYSE: JNJ). Mr. Bazemore currently serves on the board of directors of Nuvation Bio, Inc. (NYSE: NUVB). Additionally, he served on the board of directors of Neon Therapeutics, Inc. from November 2018 to its acquisition by Biopharmaceuticals New Technologies, or BioNTech (Nasdaq: BNTX) in May 2020. Mr. Bazemore received his B.S. in Biochemistry from the University of Georgia. We believe that Mr. Bazemore is qualified to serve on our board of directors due to his significant life science industry experience, including as a chief executive officer, and service on the boards of directors of life sciences companies.
Muna Bhanji, age 59, was appointed to our board of directors in March 2021. Ms. Bhanji has served as the founder and principal of Tiba Global Access, LLC since January 2021. Ms. Bhanji previously served in roles of increasing responsibility at Merck & Co. (NYSE: MRK) between 1986 and January 2021. Most recently, Ms. Bhanji served as Senior Vice President, Global Market Access from 2010 until 2021 and as Senior Vice President, Hospital & Specialty Franchises from 2014 until 2017. Ms. Bhanji currently serves on the boards of directors of Veracyte, Inc. (Nasdaq: VCYT), Cytokinetics Incorporated (Nasdaq: CYTK) and Corus International, an international non-governnmental organization. Ms. Bhanji received her B.Sc. in Pharmacy from the Rutgers School of Pharmacy, and her M.B.A. from Saint Joseph’s University. We believe that Ms. Bhanji is qualified to serve on our board of directors due to her extensive US and global commercial and operational experience within the pharmaceutical industry.

Richard Rodgers, age 55, has served on our board of directors since March 2014. From March 2010 until August 2013, Mr. Rodgers was co-founder, Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Tesaro, Inc., which was acquired by GlaxoSmithKline plc (LSE/NYSE: GSK) in January 2019. Mr. Rodgers previously served as the Chief Financial Officer of Abraxis BioScience, Inc., a biotechnology company, from June 2009 to February 2010. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, Inc., a biopharmaceutical company, from 2004 until its acquisition by Eisai Co. Ltd., a pharmaceutical company, in January 2008. Mr. Rodgers has held finance and accounting positions at several private and public companies, including Arthur Anderson & Co. Mr. Rodgers currently serves as a director of Ocuphire Pharma, Inc. (Nasdaq: OCUP). Mr. Rodgers received a B.S. in Financial Accounting from St. Cloud State University and his M.B.A. in Finance from the University of Minnesota, Carlson School of Business. We believe that Mr. Rodgers is qualified to serve on our board of directors due to his financial background, significant industry experience, and service on other boards of directors of publicly-traded life sciences companies.
CLASS I DIRECTORS — To continue in office until the 2024 Annual Meeting of Stockholders
William Bertrand, Jr. Esq., age 57, was appointed to our board of directors in October 2015. Mr. Bertrand has served as the Chief Operating Officer at Adaptimmune Therapeutics Plc (Nasdaq: ADAP) since March 2017. From October 2015 to September 2016, Mr. Bertrand served as the Executive Vice President, General Counsel of Infinity Pharmaceuticals, Inc.(Nasdaq: INFI). From July 2013 to August 2015, Mr. Bertrand held a variety of positions with Salix Pharmaceuticals, Ltd., a biopharmaceutical company, including Senior Vice President, General Counsel, Acting Chief Operating Officer, and most recently, General Manager of Salix Pharmaceuticals following its acquisition by Valeant Pharmaceuticals International (NYSE: VRX) in April 2015. Prior to that, Mr. Bertrand pursued a 12 year career at Medimmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc (NYSE:AZN), serving in numerous roles of increasing responsibility, including as Executive Vice President and General Counsel from 2008 to 2013. Mr. Bertrand received his B.S. in Biology from Wayne State University and his J.D. from the University of Wisconsin-Madison. We believe that Mr. Bertrand is qualified to serve on our board of directors due to his legal and compliance background and significant life science industry experience.
Onaiza Cadoret-Manier, age 58, was appointed to our board of directors in March 2020. Ms. Cadoret-Manier has served as Chief Global Product Strategy and Operations Officer at Ionis Pharmaceuticals (Nasdaq:IONS) since March 2022, and previously served as Chief Corporate Development and Commercial Officer at Ionis Pharmaceuticals from January 2020 to March 2022. Ms. Cadoret-Manier was previously the Chief Commercial Officer for Grail Biosciences, an early detection genomics company, from June 2018 until June 2019. Prior to Grail, from April 2011 until June 2018, she was Vice President of the Respiratory Franchise at Genentech. Ms. Cadoret-Manier also has held multiple senior management positions overseeing corporate strategy, alliances, and marketing and sales for numerous disease areas for Genentech, Pfizer and Amylin Pharmaceuticals. She has an MBA from the University of Chicago and a bachelor’s degree in economics and accounting from City University of New York Queens College. We believe that Ms. Cadoret-Manier is qualified to serve on our board of directors due to her extensive commercial and operational experience with life sciences companies.
Jan Lundberg, Ph.D., age 68, was appointed to our board of directors in March 2018. Dr. Lundberg served as the President of Lilly Research Laboratories and Executive Vice President of Science and Technology for Eli Lilly and Company (NYSE: LLY) from January 2010 to March 2018. Prior to joining Lilly he served for ten years as global head of discovery research at AstraZeneca Plc (NYSE: AZN), where he was a member of the senior executive team. Dr. Lundberg also served as a professor at the Karolinska Institute’s department of pharmacology in Sweden, and was a cofounder of biotechnology company, Aerocrine. Dr. Lundberg currently serves on the board of directors of several privately held life sciences and pharmaceutical companies, including Ferring Pharmaceuticals, where he also serves as the Chairman of the Research and Development Committee. Dr. Lundberg was instrumental in the establishment of the Innovative Medicines Initiative in Europe and the Accelerating Medicines Partnership with National Institutes of Health. Dr. Lundberg received a B.S.M. in medicine from the University of Gothenberg and a Ph.D. in pharmacology from the Karolinska Institute in Sweden. We believe that Dr. Lundberg is qualified to serve on our board of directors due to his extensive scientific research background and significant life science industry experience.

PROPOSAL NO. 2
TO GRANT THE BOARD AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF OUR AUTHORIZED COMMON STOCK AND ISSUED AND OUTSTANDING COMMON STOCK BY AMENDING OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION BY SEPTEMBER 15, 2022 AND WITHIN A RANGE OF NOT LESS THAN 1-FOR-2 AND NOT MORE THAN 1-FOR-10, IF THE BOARD DEEMS IT WITHIN THE COMPANY’S BEST INTERESTS.
Introduction
Our board of directors is recommending that the stockholders approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our authorized common stock and issued and outstanding common stock at an exchange ratio of not less than 1 -for-2 and not more than 1-for-10 with the exact ratio to be set within this range by our Board of Directors in its sole discretion. If our board of directors decides to implement the split, it will become effective upon the filing of the amendment to the company’s certificate of incorporation with the Secretary of State of the State of Delaware. If the reverse split is implemented, the number of authorized shares of our common stock and the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio selected by the board or committee.
The form of the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Appendix A. Notwithstanding approval of the proposed amendment by our stockholders, our Board may, at its sole option, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board does not implement a reverse stock split on or prior to September 15, 2022, stockholder approval would again be required prior to implementing any reverse stock split.
Background of the Reverse Split
The Nasdaq Listing Qualifications Department notified us on February 28, 2022 that the bid price of our common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (“Bid Price Rule”). Therefore, in accordance with Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until August 27, 2022, to regain compliance. The letter states that the Nasdaq staff will provide written notification that we have achieved compliance with the Bid Price Rule if at any time before August 27, 2022, the bid price of our common stock closes at $1.00 per share or more for a minimum of ten (10) consecutive business days. As of March 30, 2022, we regained compliance with the Bid Price Rule. The closing trading price on March 30, 2022 was $1.08.
While we intend to monitor the closing price of our common stock and consider available options depending on the trading price of our common stock, no assurance can be made that we will in fact be able to continue to comply. If an issuer’s equity security is delisted from Nasdaq, it may be forced to seek to have its equity security traded or quoted on the OTC Bulletin Board or in the “pink sheets.” Such alternatives are generally considered to be less efficient markets and not as broad as Nasdaq, and therefore less desirable. Accordingly, the delisting, or even the potential delisting, of an equity security could have a negative impact on the liquidity and market price of the equity security. As such, our Board believes that it is in the best interest of the Company and its stockholders that the Board has the ability to effect, in its discretion, the reverse stock split to improve the price level of our common stock so that we are able to maintain continued compliance with the Bid Price Rule and minimize the risk of future delisting from Nasdaq.
Reasons for the Reverse Stock Split
Our primary objective in asking for the authority to effect the reverse stock split is to raise the per share trading price of our common stock. The board believes that having the ability to implement the reverse stock split would better enable us to maintain the listing of our common stock on the Nasdaq Global Market. Also, if the reverse stock split is implemented, we believe it would facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities and better enable us to raise funds to finance operations.
Although the board presently intends to effect the reverse stock split to maintain compliance with the Nasdaq Global Market’s minimum bid price requirement, under Section 242(c) of the Delaware General Corporation

Law, our board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment to our Amended and Restated Certificate of Incorporation at the Annual Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.
Our board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the certificate of incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. If the closing bid price of our common stock on the Nasdaq Global Market remains at or above $1.00 per share, as discussed more fully below, our board of directors may decide to abandon the filing of the proposed amendment to the Amended and Restated Certificate of Incorporation.
Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.
Risk Factors Associated with the Reverse Stock Split
We cannot assure you that the reverse stock split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•	the market price per post-split share of our common stock would either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, as required by Nasdaq;
•
the trading price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of our common stock outstanding before the reverse stock split;

•	the reverse stock split would result in a per share price that would increase the level of investment by institutional investors or increase analyst and broker interest in our company; or
•	the reverse stock split will result in decreased transaction costs for our stockholders.
In addition, there can be no assurance that our common stock will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-split share of our common stock remains in excess of $1.00.
The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.
Principal Effects of the Reverse Stock Split
After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also would not be affected by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders owning only a fractional share as described below).
The table below summarizes our pro forma capitalization of common stock, as of March 31, 2022, before and after giving effect to a hypothetical reverse stock split of one-for-two (1-for-2), one-for-five (1-for-5), one-for-seven (1-for-7) and one-for-ten (1-for-10). The exact ration within the range of one-for-two and one-for-ten would be determined by our Board of Directors. The table below does not include the 5,000,000 shares of preferred stock authorized (all of which are undesignated and none of which are outstanding) under our Amended and Restated Certificate of Incorporation. The reverse stock split would have no effect on our authorized preferred stock. The figures below do not give effect to the treatment of fractional shares.
	Authorized	Issued and Outstanding	Reserved for Future Issuance Pursuant to Outstanding Stock Options and Restricted Stock Units	Reserved for Future Issuance Pursuant to New Grants under the 2016 Employment Commencement Incentive Plan	Reserved for Future Issuance Pursuant to New Grants under the 2014 Equity Incenetive Plan	Reserved for Future Issuance Pursuant to 2014 Employee Stock Purchase Plan
Pre-Reverse Stock Split	300,000,000	136,330,360	17,393,477	2,610,046	3,284,785	771,882
Post-Reverse Stock Split 1 for 2	150,000,000	68,165,180	8,696,738	1,305,023	1,642,392	385,941
Post-Reverse Stock Split 1 for 5	60,000,000	27,266,072	3,478,695	522,009	656,957	154,376
Post-Reverse Stock Split 1 for 7	42,857,143	19,475,765	2,484,782	373,863	469,255	110,268
Post-Reverse Stock Split 1 for 10	30,000,000	13,633,036	1,739,347	261,004	328,478	77,188
After the effective date of any reverse stock split that our board of directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.
Also, the number of outstanding shares of our common stock and the number of authorized shares of our common stock would be reduced in accordance with the ratio for the proposed reverse stock split selected by the board from among those set forth in this Proposal No. 2, but the percentage of the authorized shares of our common stock that are issued and outstanding would remain the same before and after the proposed reverse stock split is implemented. For example, based on the 136,330,360 shares of our common stock outstanding on March 31, 2022 and the 300,000,000 shares of our common stock currently authorized under our Amended and Restated Certificate of Incorporation, a proposed reverse stock split at a ratio of 1-for-2 would have the effect of reducing the number of outstanding shares of our common stock to approximately 68,165,180 and reducing the number of authorized shares of our common stock to 150,000,000, thereby reducing the number of authorized but unissued shares of common stock from 163,669,640 to approximately 81,834,820; however, the number of shares of outstanding common stock would remain approximately 45.4% of the number of shares of authorized common stock both immediately before and immediately after the proposed reverse stock split.
Further, the proposed reverse stock split would reduce the number of shares of our common stock issuable upon vesting of outstanding restricted stock units or conversion or exercise of outstanding convertible notes, warrants and stock options (and, as applicable, would increase the conversion, exchange or exercise price per share under such convertible notes, warrants and stock options), as well as the number of shares of our common stock reserved for issuance pursuant to our 2014 Employee Stock Purchase Plan and equity awards we may grant in the future under our 2014 Equity Incentive Plan or under our 2016 Employment Commencement Incentive Plan. In each such case, the number of shares of our common stock would be reduced by the ratio at which the proposed reversed stock split is implemented, and any applicable conversion, exchange or exercise price per share would be increased by the same ratio.
If the proposed reverse stock split is implemented, it would increase the number of our stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of our common stock under the Exchange Act. If the reverse stock split is implemented, our common stock would continue to be reported on the Nasdaq Global Market under the symbol “ARDX” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of approximately 20 trading days to indicate that the reverse stock split has occurred).
Effective Date
Our board of directors, in its discretion, may elect to effect the reverse stock split upon receipt of stockholder approval, or not if our board of director determines in its discretion not to proceed with the reverse stock split. The reverse stock split and the change in the number of our authorized shares of common stock would become effective on the date of filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the exchange ratio contained in the certificate of amendment. If our Board does not implement the reverse stock split by September 15, 2022, stockholder approval would be required again prior to the implementation of any reverse stock split.
If the amendment is approved, we will provide additional details about the implementation of the reverse stock split on our website following the Annual Meeting.
Treatment of Fractional Shares
No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, we would pay to the stockholder, in cash, the value of any fractional share arising from the reverse stock split. The cash payment would equal the closing sale price per share of our common stock as reported on the Nasdaq Global Market on the last trading day preceding the effective date of the reverse stock split multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.
If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:
purchase a sufficient number of shares of our common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one share of common stock on a post-split basis; or
if applicable, consolidate your accounts so that you hold at least that number of shares of our common stock in one account prior to the reverse stock split that would entitle you to at least one share of our common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on our company’s share register maintained by our transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.
After the reverse stock split, then-current stockholders would have no further interest in our company with respect to their fractional shares. A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of his or her fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the range of exchange ratios described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
Effect on Non-Registered Stockholders
Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
Book-Entry Shares and Payment for Fractional Shares
The combination of and reduction in the number of our outstanding shares of common stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders all of their shares electronically in book-entry form, and as a result do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.
Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-reverse stock split shares of our common stock in registered book-entry form or the cash payment in lieu of any fractional interest, if applicable. These stockholders will have their pre-reverse stock split shares exchanged automatically and a Credit Advice will be mailed to them upon exchange indicating the number of post-reverse stock split shares owned by such stockholders. A check will also be mailed to such stockholders’ registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, such stockholders will warrant that they owned the shares of our common stock for which they received the cash payment.
Accounting Consequences
The par value per share of our common stock would remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the amount on our balance sheet attributable to our common stock would be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the common stock is reduced. The per share common stock net loss would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.
No Appraisal Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such right.
No Going Private Transaction
Notwithstanding the change in the number of authorized shares and outstanding shares following the reverse stock split, the board of directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in Proposal No. 2 as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal No. 2 that are different from or greater than those of any other of our stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.
This discussion is limited to holders that hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
persons that are not U.S. Holders (as defined below);
persons subject to the alternative minimum tax;
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
banks, insurance companies, and other financial institutions;
real estate investment trusts or regulated investment companies;
brokers, dealers or traders in securities;
corporations that accumulate earnings to avoid U.S. federal income tax;
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
tax-exempt organizations or governmental organizations;
persons deemed to sell our common stock under the constructive sale provisions of the Code;
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
tax-qualified retirement plans.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is or is treated as: (1) an individual who is a citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the effective time of the reverse stock split.
Information Reporting and Backup Withholding
A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Vote Required; Recommendation of the Board of Directors
The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the meeting will be required to approve the amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same effect as a vote against this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 2 TO GRANT THE BOARD AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF OUR AUTHORIZED COMMON STOCK AND OUTSTANDING COMMON STOCK BY AMENDING OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION BY SEPTEMBER 15, 2022 AND WITHIN A RANGE OF NOT LESS THAN 1-FOR-2 AND NOT MORE THAN 1-FOR-10, IF THE BOARD DEEMS IT WITHIN THE COMPANY’S BEST INTERESTS.
PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, the Company is providing stockholders an opportunity to cast a non-binding, advisory vote to approve the compensation of our Named Executive Officers, or NEOs (sometimes referred to as a “Say-on-Pay” vote). Accordingly, you have the opportunity to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting on the following non-binding resolution at the 2022 Annual Meeting:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the accompanying compensation tables and the related narrative disclosure in the proxy statement.”
In deciding how to vote on this proposal, you are encouraged to review the accompanying compensation tables and the related narrative disclosure. As described in detail in the sections entitled “Compensation Discussion and Analysis” and “Compensation of Our Named Executive Officers,” our compensation programs are designed to reward, motivate, attract and retain top talent by rewarding performance based upon achievement of pre-approved annual goals and objectives. A portion of each NEO’s compensation is contingent upon overall corporate performance as well as specific performance metrics particular to each NEO’s position and consistent with the NEO’s role on the management team. We believe that our compensation programs align the interests of our NEOs with that of our stockholders and provide motivation for high performance levels from our NEOs.
Vote Required
Approval, on a non-binding, advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of the majority of shares of common stock present online live or represented by proxy at the 2022 Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
While your vote on this proposal is advisory and will not be binding on the Board of Directors, the Compensation Committee, the Company, and the Board of Directors value the opinions of the stockholders on executive compensation matters and will take into consideration the outcome of the vote when making future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results. Unless the Board of Directors modifies its determination on the frequency of future Say-On-Pay advisory votes, the next Say-On-Pay advisory vote will be held at the fiscal 2023 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for the year ending December 31, 2022, and is seeking ratification of such selection by our stockholders at the 2022 Annual Meeting. EY has audited our financial statements since the fiscal year ended December 31, 2014. Representatives of EY are expected to be present in attendance online at the 2022 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the audit committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of a majority of the shares cast at the 2022 Annual Meeting will be required to ratify the selection of EY.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 4.
Audit and Related Fees
For the fiscal years ended December 31, 2021 and 2020, EY billed the approximate fees set forth below. All fees included below were approved by the audit committee.
	Year Ended December 31,
	2021	2020
Audit Fees(1)	$1,626,350	$1,078,000
Tax Fees(2)	24,608	125,866
Other Fees(3)	1,455	2,510
Total All Fees	$1,652,413	$1,206,376
(1)
This category consists of fees and expenses for professional services rendered for the audit of our annual financial statements, reviews of our interim quarterly reports, accounting and financial reporting consultations, and the issuance of consents and comfort letters in connection with statutory and regulatory filings or engagements. In 2021, Audit Fees also included fees and expenses covering the integrated audit of our annual financial statements and of our internal controls over financial reporting.

(2)	This category consists of fees for professional services rendered by EY for tax compliance, tax advice and tax planning.
(3)	This category consists of fees related to accessing EY’s online research database.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://ir.ardelyx.com/corporate-governance. The policy provides that before an independent registered public accounting firm is engaged by Ardelyx or its subsidiaries to render audit or non-audit services, the audit committee must review the terms of the proposed engagement and pre-approve the engagement. Audit committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to the pre-approval policies and procedures established by the audit committee regarding Ardelyx’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service provided and such policies and procedures do not include delegation of the audit committee’s responsibilities under the Exchange Act to management. The audit committee may delegate to one or more designated members of the audit committee the authority to grant pre-approvals, provided such approvals are presented to the audit committee at a subsequent meeting. Audit committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. The audit committee has considered the role of EY in providing audit and audit-related services to the Company and has concluded that such services are compatible with EY’s role as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our accounting and our financial reporting processes on behalf of our board of directors and our compliance with legal and regulatory requirements. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.ardelyx.com/corporate-governance.
In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2021 and the audited internal controls over financial reporting as of December 31, 2021. The audit committee has discussed with Ernst & Young LLP, or EY, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission, or SEC. In addition, the audit committee has discussed with EY their independence, and received from EY the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” Finally, the audit committee discussed with EY, with and without management present, the scope and results of EY’s audit of the financial statements for the fiscal year ended December 31, 2021 and internal controls over financial reporting as of December 31, 2021.
Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Audit Committee
Richard Rodgers, Chair
William Bertrand, Jr., Esq.
David Mott

CORPORATE GOVERNANCE
Board Composition
Director Independence
Our board of directors currently consists of nine members. Our board of directors has determined that all of our directors, as well as each individual nominated by our board of directors for election to our board of directors at the 2022 Annual Meeting, other than Mr. Raab, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Raab is not considered independent because he is an employee of our company.
The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director and director nominee that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s and each nominee’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors, nominees for election to our board of directors or our executive officers.
As described more fully below, the board of directors has also determined that each current member of the compensation committee, the audit committee and the nominating and corporate governance committee meets the independence standards applicable to those committees prescribed by Nasdaq, the SEC and the Internal Revenue Service.
Classified Board of Directors
In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Leadership Structure of the Board
Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Mr. Mott currently serves as the Chairman of the Board. In that role, Mr. Mott presides over the executive sessions of the board of directors in which Mr. Raab does not participate and serves as a liaison to Mr. Raab and management on behalf of the board of directors.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of the Board of Directors and Committees
During 2021, the board of directors met 17 times, the audit committee met four times, the compensation committee met three times and the nominating and corporate governance committee met one time. In that year, each director attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which he or she served. As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Committees
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	discusses with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;
•	is responsible for being knowledgeable about the content and operation of our global compliance program and exercising oversight over its implementation and effectiveness; and
•	reviews the audit committee charter and the committee’s performance.
In 2021, Messrs. Rodgers, Bertrand and Mott served as members of the audit committee, and they comprise the current members of our audit committee. Mr. Rodgers serves as the chairperson of the committee. Each of the members of our audit committee during 2021 met, and each of the current members of our audit committee, meets or will meet, the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Rodgers is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of our audit committee during 2021 was, and each of the current members of our audit committee is or will be an “independent director” under the heightened independence standards under the applicable rules of Nasdaq. Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.
Compensation Committee
Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer. Our executive officers submit proposals to the board of directors and compensation committee regarding our executive and director compensation. The compensation committee also approves grants of stock options and other awards under our stock plans. The compensation committee has delegated authority to the Chief Executive Officer to grant stock options to purchase shares of common stock and restricted stock units under our 2014 Equity Incentive Plan to existing and new non-senior management team employees, with such individual grants to be consistent with equity grant guidelines provided by our compensation consultant and approved by the compensation committee. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.
In 2021, Messrs. Mott, Bazemore and Rodgers and Dr. Lundberg served as members of the compensation committee, and they comprise the current members of our compensation committee. Effective as of the date of our 2022 Annual Meeting, our compensation committee will be comprised of Messrs. Mott, Bazemore and Rodgers and Ms. Bhanji. Mr. Mott serves as the chairman of the committee. Each of the members of our compensation committee during 2021 was, and each of the current members of our compensation committee and each of the members of our compensation committee as of the date of our 2022 Annual Meeting, is or will be, an “independent director” under the applicable rules and regulations of The Nasdaq Global Market, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.
For fiscal year 2021, the compensation committee retained Pearl Meyer & Partners, LLC, or Pearl Meyer, a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee and our board of directors with advice and ongoing recommendations regarding material executive compensation decisions, to provide the committee with advice regarding appropriate compensation for our non-employee directors, and to review compensation proposals of management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Pearl Meyer addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Pearl Meyer on executive and board of directors compensation matters. Based on this assessment, the compensation committee determined that the engagement of Pearl Meyer did not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters.
In 2021, Dr. Block, Mmes. Bhanji and Cadoret-Manier and Mr. Bertrand served as members of the nominating and corporate governance committee, and they comprise the current members of our nominating and corporate governance committee. Effective as of the date of our 2022 Annual Meeting our nominating and corporate governance committee will be comprised of Drs. Block and Lundberg, Ms, Cadoret-Manier and Mr. Bertrand. Mr. Bertrand serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee during 2021 was, and each of the current members of our nominating and corporate governance committee is, and each of the members of our nominating and corporate governance committee as of the date of our 2022 Annual Meeting, is an “independent director” under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. Following the 2022 Annual Meeting, we will continue to comply with Nasdaq’s rules regarding independent director oversight of director nominations under either Nasdaq Rule 5605(e)(1)(A) or 5605(e)(1)(B). The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.
Board Diversity
Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.
Our nominating and corporate governance committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the board, such as expertise and experience in healthcare commercialization and reimbursement, public policy, and finance and capital markets, and whether the nominee brings diversity or leadership experience as a board member or executive of another publicly held company. Our nominating and corporate governance committee may identify nominees using professional search firms that may utilize proprietary screening techniques to match candidates to the specific criteria of our nominating and governance committee. Our nominating and corporate governance committee considers diversity among the factors it considers in selecting candidates for nomination to the board recognizing the benefits to the Company of national origin, gender, race, and cultural diversity in board composition.
Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. At this time, our nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by our stockholders, but expects to adopt such a policy in the future. Until such a policy is adopted, our board of directors and nominating and corporate governance committee will consider candidates recommended by our stockholders on a case-by-case basis. Stockholders wishing to recommend a candidate for membership on our board of directors for the next fiscal year should follow the procedures described in this proxy statement under the headings “When are stockholder proposals due for next year’s annual meeting?” and “Stockholder Communications with the Board of Directors.”
Among our nine board members, two self-identify as women and two self-identify as diverse.
	Board Diversity Matrix as of 4/15/2022
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.ardelyx.com/corporate-governance. We expect that any substantive amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.
Director Attendance at Annual Meetings
Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the 2022 Annual Meeting. All of our then-serving directors attended our 2021 annual meeting of stockholders.
Stockholder Communications with the Board of Directors
A stockholder may communicate with the board of directors, or an individual director, by sending written correspondence to the Company’s Chief Legal and Administrative Officer at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, Massachusetts 02541. The Chief Legal and Administrative Officer will review such correspondence and forward it to the board of directors, or an individual director, as appropriate.
Compensation Committee Interlocks and Insider Participation
During 2021, Messrs. Mott, Bazemore and Rodgers and Dr. Lundberg served as members of our compensation committee. None of Messrs. Mott, Bazemore and Rodgers and Dr. Lundberg has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions either entered into since January 1, 2021 or entered into prior to January 1, 2021 which have continuing obligations and to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

NON-EMPLOYEE DIRECTOR COMPENSATION
Our board of directors has approved a compensation policy for our non-employee directors, or the Director Compensation Program, which is periodically reviewed with consultation and recommendations provided by Pearl Meyer. Pursuant to the Director Compensation Program, we do not provide any compensation to directors who are employees. Retainers are paid to our non-employee directors in advance on the date of our annual stockholders meeting or, in respect of non-employee directors appointed to our board of directors after the annual stockholders meeting, on the date of appointment but pro-rated to reflect the number of whole or partial months remaining until the next annual stockholders meeting.
In 2021, our non-employee directors received compensation pursuant to the Director Compensation Program. as amended in March 2021. Our non-employee directors received an annual retainer of $45,000. Our non-employee Chairman received an additional annual cash retainer in the amount of $30,000 per year. Non-employee directors received additional annual retainers of $10,000 for serving on the audit committee (or $20,000 for serving as the chair of the audit committee), $7,500 for serving on the compensation committee (or $15,000 for serving as the chair of the compensation committee) and $5,000 for serving on the nominating and corporate governance committee (or $10,000 for serving as the chair of the nominating and corporate governance committee). Under the Director Compensation Program, each non-employee director who was appointed to the board in 2021, was also granted an option to purchase shares of our common stock with an expected grant date fair value of $300,000, but with a maximum number of 100,000 shares. In addition, in 2021, each continuing non-employee director who had been serving on our board of directors for at least six months as of the date of any annual meeting of our stockholders and who continued to serve as a non-employee director immediately following such meeting was automatically granted an option to purchase shares of our common stock with an expected grant date fair value of $150,000, but with a maximum number of 50,000 shares. Each initial non-employee director stock option was subject to vesting with respect to 1/36th of the shares on each monthly anniversary of the grant date, subject to the non-employee director’s continued service on our board of directors through such date. Each annual non-employee director stock option was subject to vesting with respect to 1/12th of the shares on each monthly anniversary of the grant date, subject to acceleration in full immediately prior to the next annual stockholders meeting, subject to the non-employee director’s continued service on our board of directors through such date. The Director Compensation Program also provides that upon a “Change in Control” of Ardelyx (as defined in our equity incentive plan), all outstanding equity awards that are held by a non-employee director will become fully vested and/or exercisable.
In lieu of a cash retainer, each non-employee director may also elect to receive a stock award consisting of that number of fully vested shares of common stock calculated by dividing the amount of the cash retainer by the fair market value of the common stock on the date of our annual meeting of stockholders, rounded to the nearest whole share. For 2021, each of Messrs. Bertrand and Rodgers and Dr. Lundberg elected to receive a stock award in lieu of their respective 2021 annual cash retainers as calculated pursuant to the preceding sentence. Members of our board of directors are also reimbursed for reasonable travel and other out-of-pocket expenses.

2021 Director Compensation Table
The following table sets forth information for the year ended December 31, 2021 regarding the compensation awarded to, earned by or paid to our non-employee directors. Dr. Ringold stepped down from our board of directors effective March 11, 2021 prior to our 2021 annual stockholders meeting, and therefore, Dr. Ringold did not receive any compensation during the year ended December 31, 2021, and is omitted from the table below.
Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Robert Bazemore	52,500	149,405	—	201,905
William Bertrand, Jr.	65,000(2)	149,405	—	214,405
Muna Bhanji(3)	50,000	284,757	—	334,757
Geoffrey A. Block, M.D.	50,000	149,405	—	199,405
Onaiza Cadoret-Manier	50,000	149,405	—	199,405
Jan Lundberg, Ph.D.	52,500(2)	149,405	—	201,905
David Mott	100,000	149,405	—	249,405
Richard Rodgers	72,500(2)	149,405	—	221,905
(1)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the non-employee members of our board of directors during 2021 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock option reported in the Option Awards column are set forth in Note 10 to the audited financial statements included in our Annual Report on Form 10-K filed on March 8, 2022. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting provisions. Note that amounts reported in this column reflect the accounting for cost for these stock options, and do not correspond to the actual economic value that may be received by the directors from the options. In June 2021, each of our non-employee directors, other than Ms. Bhanji and Mr. Ringold, was granted an annual option to purchase 32,765 shares of our common stock pursuant to the Director Compensation Program with the grant date fair value of $149,405. Upon her initial appointment to our board of directors, on March 11, 2021, Ms. Bhanji was granted an initial option to purchase 63,687 shares of our common stock pursuant to our Director Compensation Program with a grant date fair value of $284,757.

(2)
Pursuant to the Director Compensation Program, each of Messrs. Bertrand and Rodgers and Dr. Lundberg elected to receive a stock award in lieu of their respective 2021 annual cash retainers. The fully vested stock awards consisted of 8,891, 9,917 and 7,181 shares of our common stock for Messrs. Bertrand and Rodgers and Dr. Lundberg, respectively. The number of shares of our common stock issued was calculated by dividing the annual retainer otherwise payable in cash at the 2021 Annual Meeting of Stockholders as reported in this column by $7.31, which was the closing trading price of our common stock on the date of the 2021 Annual Meeting of Stockholders, rounded down to the nearest whole share.

(3)	Ms. Bhanji was appointed to our board of directors effective March 11, 2021.
The following table sets forth for the number of shares of our common stock subject to outstanding options held by each of our non-employee directors as of December 31, 2021.
Name	Shares Subject to Outstanding Options
Robert Bazemore	161,295
William Bertrand, Jr.	176,295
Muna Bhanji	63,687
Geoffrey A. Block, M.D.	138,795
Onaiza Cadoret-Manier	98,655
Jan Lundberg, Ph.D.	136,295
David Mott(1)	241,295
Gordon Ringold, Ph.D.(2)	157,647
Richard Rodgers	196,295
(1)	Includes stock options to purchase 110,000 shares of our common stock that Mr. Mott holds for the benefit of entities associated with New Enterprise Associates.
(2)
Dr. Ringold stepped down from our board of directors effective March 11, 2021 and our compensation committee extended the time period during which Dr. Ringold could exercise his vested stock options through March 11, 2022.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 31, 2022.
Name	Age	Position(s)
Michael Raab	57	President, Chief Executive Officer and Director
Robert Blanks	62	Chief Regulatory Affairs and Quality Assurance Officer
Elizabeth Grammer, Esq.	58	Chief Legal and Administrative Officer
Justin Renz	50	Chief Financial Officer
Susan Rodriguez	58	Chief Commercial Officer
David Rosenbaum, Ph.D.	61	Chief Development Officer
Laura Williams, M.D.	59	Chief Medical Officer
The following biographical information is furnished with regard to our executive officers (except for Mr. Raab, whose biographical information appears above under “Class II Directors”) as of March 31, 2022:
Robert Blanks, has served as our Chief Regulatory Affairs and Quality Assurance Officer since January 2020 and formerly served as our head of regulatory affairs and quality assurance from July 2013 to January 2020. From 2009 to 2012, Mr. Blanks served as the Vice President, Chemistry, Manufacturing and Controls for Flexion Therapeutics, Inc. (Nasdaq: FLXN), leading the CMC work on Zilretta®. In addition, Mr. Blanks served as the Vice President Quality Assurance for Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from 2006 to 2009, during the approval and launch of its first product, Tyzeka™. Prior to that, Mr. Blanks served in positions of increasing responsibility for GelTex Pharmaceuticals, a biopharmaceuticals company, including most recently as Senior Director, Quality Affairs, where he played a critical role in advancing the company’s first product, RenaGel from pre-IND to NDA approval in four years. Mr. Blanks has a B.S. in Biology from Bowdoin College, and an M.S. in Chemistry from Boston College.
Elizabeth Grammer, Esq., has served as our Chief Legal and Administrative Officer since January 2020, and formerly as our General Counsel since May 2014, and as our vice president responsible for legal affairs from December 2012 until May 2014. From 2006 to December 2012, Ms. Grammer served as an independent outside corporate counsel for public and private biotechnology companies, including Ardelyx from January 2010 until December 2012. From 2001 to 2006, Ms. Grammer served as Vice President and General Counsel of Trine Pharmaceuticals, Inc., a biopharmaceutical company. In addition, Ms. Grammer previously served as independent outside corporate counsel to GelTex Pharmaceuticals, a biopharmaceutical company. Ms. Grammer received a B.A. from Boston University and a J.D. from Stanford Law School.
Justin Renz has served as our Chief Financial Officer since June 2020. Beginning in 2017, Mr. Renz held various positions of increasing responsibility at Correvio Pharma Corp (Nasdaq: CORV), most recently as its President and Chief Financial Officer at the time of its acquisition by Advanz Pharma in May 2020. From 2014 to 2017, Mr. Renz was the Executive Vice President and Chief Financial Officer of Karyopharm Therapeutics, Inc. (Nasdaq: KTPI). Prior to that, from 2006 to 2014, Mr. Renz held a variety of financial positions with Zalicus Incorporated, including most recently as Executive Vice President and Chief Financial Officer at the time of its acquisition by Epirus Biopharmaceuticals, Inc. in 2014. Mr. Renz received his B.A. in economics and accounting from the College of the Holy Cross, a M.S. in Taxation from Northeastern University and an M.B.A from Suffolk University.
Susan Rodriguez, has served as our Chief Commercial Officer since May 2020. From 2014 to 2019, Ms. Rodriguez served as the founding Chief Executive Officer of Tolmar Pharmaceuticals, Inc., a U.S. specialty pharmaceutical company, and from 2019 to 2020, she served as President of the branded division following formation of the global entity, Tolmar, Inc. Prior to that, Ms. Rodriguez held various positions of increasing responsibility at Abbott Laboratories, Inc. (NYSE: ABT) from 1990 to 2014, most recently as Divisional Vice President of Global Marketing, where she established the global marketing function for an international portfolio of nutrition brands, and directed strategic brand planning and commercial strategies for multiple product launches. Ms. Rodriguez serves on the board of directors of Heron Therapeutics, Inc. (Nasdaq: HRTX), and on the board of directors of the Cuba Emprende Foundation, a non-profit charitable organization. Ms. Rodriguez received her B.A. and M.A. in Psychology from the University of Pennsylvania.
David Rosenbaum, Ph.D., has served as our Chief Development Officer since January 2017 and formerly served as our vice president responsible for drug development from January 2010 to January 2017. From 2003 to 2008, he was Vice President of Drug Development for Trine Pharmaceuticals, Inc., a biopharmaceutical company, where he was developing a novel non-systemic therapeutic for the treatment of IBS. In addition, Dr. Rosenbaum previously served as Vice President of Preclinical Research and Development at GelTex Pharmaceuticals, a biopharmaceutical company, where he was responsible for the preclinical development of Renagel and Welchol. He received a B.A. in Biology from the University of Pennsylvania, a M.S. in Toxicology from Albany Medical College and a Ph.D. in Pharmacology from Boston University School of Medicine.
Laura Williams, M.D., has served as our Chief Medical Officer since October 2021. Before that, Dr. Williams served as our Senior Vice President, Global Therapeutic Strategies and Patient Advocacy since November 2020. Prior to Ardelyx, Dr. Williams served as Senior Vice President, Head of Clinical Development and Biostatistics at AMAG Pharmaceuticals, a pharmaceutical company, from September 2017 to January 2020. Previously, Dr. Williams served as Vice President, Clinical Development at Myovant Sciences (NYSE: MYOV) from September 2016 to August 2017. Dr. Williams held roles of increasing responsibility at AbbVie Pharmaceuticals (Nasdaq: ABBV) from January 2013 to July 2016, and at Abbott Laboratories, Inc. (NYSE: ABT) from July 2009 to December 2012, leading multiple global clinical development programs and managing the general medicine therapeutic area. Dr. Williams received a B.S. degree in Pre-Medicine/Pre-Medical Studies and Biochemistry from Mississippi State University, a M.D. from University of Iowa, and a M.P.H. degree in Epidemiology from University of Washington, where she also completed a clinical fellowship in Infectious Diseases.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis (“CD&A”) set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during fiscal 2021, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal 2021 and the material factors considered in making those decisions. Our named executive officers for the year ended December 31, 2021, which consist of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers for fiscal year 2021 (collectively, the “named executive officers”) are:
•	Michael Raab, who serves as our President, Chief Executive Officer and Director;
•	Justin Renz, who serves as Chief Financial Officer;
•	Robert Blanks, who serves as Chief Regulatory Affairs and Quality Assurance Officer;
•	Elizabeth Grammer, Esq., who serves as our Chief Legal and Administrative Officer; and
•	David Rosenbaum, Ph.D., who serves as our Chief Development Officer.
Details of our Compensation Program
Compensation Philosophy, Objectives and Rewards
Our compensation committee, appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our compensation committee works with Pearl Meyer, the compensation committee’s compensation consultant, to and implement compensation arrangements that reflect our compensation philosophy.
Determination of Compensation
During fiscal 2021, our board of directors or compensation committee made compensation decisions with respect to our named executive officers. Our board of directors and compensation committee took into account recommendations from Pearl Meyer, and, other than with respect to his own compensation, our Chief Executive Officer.
Role of Compensation Consultant in Determining Executive Compensation
When making compensation decisions in fiscal 2021, our board of directors and compensation committee considered advice and market data provided by Pearl Meyer and reviewed compensation data from the public filings for the following companies:
Agenus, Inc.	Albiero Pharma, Inc.	Atara Biotherapeutics, Inc.
Cytokenetics, Incorporated	DURECT Corporation	Dynavax Technologies Corporation
Enanta Pharmacuticals, Inc.	Flexion Therapeutics, Inc.	Kala Pharmaceuticals, Inc.
Karyopharm Therapeutics, Inc.	La Jolla Pharmaceutical Company	Lexicon Pharmaceuticals, Inc.
Ocular Therapeutix, Inc.	Puma Biotechnology, Inc.	Radius Health, Inc.
Retrophin, Inc.	Rigel Pharmaceuticals, Inc.	Seres Therapeutics, Inc.
Our compensation committee reviewed our named executive officer compensation against this peer group to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain our named executive officers. While the compensation committee considered this data in evaluating named executive officer compensation, we did not seek to benchmark our named executive officer compensation to any particular level.
Our compensation committee expects to periodically review and update this peer group and to utilize Pearl Meyer for benchmarking and peer group analysis in determining and developing compensation packages for our named executive officers.

Role of Executive Officers in Determining Executive Compensation
Our chief executive officer made recommendations to our compensation committee to assist in determining fiscal 2021 compensation levels, other than with respect to his own compensation. While our compensation committee utilized this information, the ultimate decisions regarding fiscal 2021 executive compensation were made by our compensation committee and our board of directors.
Elements of Our Executive Compensation Program
For fiscal 2021, our executive compensation program consisted of the following elements, each established as part of our program in order to achieve the compensation objective specified below:
Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income
Cash-Based Incentive Compensation	Directly ties pay to key corporate metrics, which we believe will lead to sustained value for all stakeholders over the long term.
Equity-Based Compensation
Equity-based compensation, provided in the form of stock options and restricted stock units, reinforces the importance of a long-term, ownership orientation, creates alignment with our stockholders, and promotes retention. Equity-based compensation is the most significant portion of compensation for our executives.

Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Provides our executives security to focus on executing our strategies.
Retirement, Health and Welfare Benefits	Rounds out a competitive compensation package and aids in retaining our executives.
We do not currently have, and we do not expect to have, formal policies relating to the allocation of total compensation among the various elements of our compensation program.
Base Salaries
The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries for our named executive officers were initially established through arms-length negotiation at the time an executive was hired.
The following table sets forth the base salaries of our named executive officers for fiscal 2021:
Named Executive Officer Fiscal 2021 Base Salary
Michael Raab	$650,000
Justin Renz	$445,500
Robert Blanks	$422,000
Elizabeth Grammer	$445,500
David Rosenbaum	$461,000
Cash-Based Incentive Compensation
We consider annual cash incentive bonuses to be an important component of our total compensation program and provides incentives necessary to retain and motivate named executive officers. For 2021, our named executive officers were eligible to receive performance-based cash incentives pursuant to the achievement of certain corporate performance objectives. The performance goals for these annual performance cash bonuses were evaluated by our compensation committee and approved by our board of directors. The determination of the amount of bonuses paid to our named executive officers generally reflects a number of considerations, including the named executive officer’s target bonus opportunity and the performance of the company against corporate goals.

Each named executive officer’s target bonus opportunity is expressed as a percentage of base salary. Our named executive officers’ 2021 target bonus opportunities, as a percentage of base salary, remained at the same level as in 2020. For 2021, Mr. Raab had an annual bonus target of 60% of his base salary, and each other named executive officer had an annual bonus target of 40% of base salary. Our board of directors or our compensation committee has historically reviewed these target percentages to ensure they are adequate, but does not follow a formula in determining them. Instead, our board of directors or our compensation committee has set these rates based on each participating executive’s experience in her or his role with our company and the level of responsibility held by each executive, which the board of directors or our compensation committee believe directly correlates to her or his ability to influence corporate results.
For determining performance bonus amounts for our named executive officers for 2021, our board of directors initially set certain corporate performance goals related to tenapanor for the control of serum phosphorus, RDX013, RDX020, in-licensing, partnering and financing objectives and operation strategies. On August 2, 2021, the Company began implementing a restructuring plan to better align the Company’s workforce and anticipated commercial and development spend with the company’s capital resources and the needs of its business. In light of the Company’s restructuring and the need to retain the employees who were not impacted by the restructuring, the board of directors approved a retention program whereby the board agreed to amend the 2021 annual corporate bonus plan such that each current employee who continued to be employed through the earlier of January 31, 2022, or the payment date, would receive 50% of their 2021 target bonus.
Following the implementation of a second restructuring plan on October 4, 2021, and as part of the retention program discussed below, the board agreed to further amend the 2021 annual corporate bonus plan such that each current non-executive employee who continued to be employed through April 1, 2022 would receive the second 50% of their 2021 target bonus, and that each executive officer could earn the second 50% of their 2021 target bonus following the achievement of certain revised milestones related to IBSRELA® and XPHOZAH® and subject to continued employment through April 1, 2022. The bonus would not have been earned if the named executive officer voluntarily terminated employment or was terminated by the Company for cause prior to April 1, 2022. In April, 2022, the compensation committee determined that the milestones were attained and the second 50% of the named executive officers’ bonus opportunities were paid out at that time. The named executive officers’ 2021 bonuses are set forth in the “Non-Equity Incentive Plan Compensation” column of the “2021 Summary Compensation Table” below.
In addition to our formal cash incentive program, our compensation committee may approve discretionary bonuses to be paid to our named executive officers from time to time, when it determines it to be appropriate to reward performance or incentivize future results. On October 8, 2021, the Board determined that it is in the best interests of the Company and its stockholder to put in place arrangements designed to provide that the Company will have the continued dedication and commitment of those employees, including executives, determined to be key to the restructuring and planned future operations of the Company, and thus, not impacted by the reduction in force. The Board approved a retention program consisting of cash payments and grants of restricted stock units to the Company’s employees not impacted by the reduction in force. Under the retention program, Mr. Raab and Dr. Rosenbaum and each other named executive officer has the opportunity to earn cash retention awards of $300,000, $150,000 and $250,000, respectively, subject to continued service through October 31, 2022 and attainment of individual performance milestones and corporate milestones primarily related to the regulatory process for XPHOZAH; the potential launch of IBSRELA; RDX013 and financing objectives and operation strategies. The cash retention bonus is payable earlier only upon the closing of a change in control or an involuntary termination of employment by the Company without cause.
Equity-Based Compensation
We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our shareholders. We do not currently have any formal policy for determining the number of equity-based awards to grant to named executive officers, though our compensation committee does reference the 50th percentile of our peer group of companies when approving annual equity awards.
On January 5, 2021, in connection with our annual compensation review, Mr. Raab was granted an option to purchase 517,959 shares of our common stock and each other named executive officer was granted options to purchase 146,755 shares of our common stock, in each case, under our 2014 Equity Incentive Award Plan at an exercise price equal to $6.35, which was the fair market value of our common stock on the grant date. The option vests and becomes exercisable in substantially equal monthly installments over four years from the grant date, subject to each holder continuing to provide services to us through such dates. In addition, Mr. Raab was granted 115,102 restricted stock units and each other named executive officer was granted 32,612 restricted stock units, in each case, under our 2014 Equity Incentive Award Plan. The restricted stock units vest in substantially equal quarterly installments over four years on each of February 19, May 19, August 19 and November 19 following the grant date, subject to each holder continuing to provide services to us through such dates.
On October 8, 2021, as part of the retention program discussed above, the board of directors approved grants of restricted stock units with respect to 300,000 shares in the case of Mr. Raab, 150,000 shares in the case of Dr. Rosenbaum and 250,000 shares in the case of each other named executive officers. The restricted stock units vest in full, subject to continued service, upon the earlier June 1, 2022, the closing of a change in control or an involuntary termination of employment by the Company without cause.
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. We do not currently provide for any matching contributions under the 401(k) plan.
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short-term and long-term disability insurance; and supplemental life and AD&D insurance.
Perquisites and Other Personal Benefits
We do not provide any perquisites or personal benefits to our named executive officers not otherwise made available to other employees in 2021.
Employment and Severance Arrangements
We have entered into agreements with each of the named executive officers in connection with their employment with us. These agreements set forth the terms and conditions of employment of each named executive officer, including base salary, initial equity award grants, and standard employee benefit plan participation. We also have agreements with each named executive officer that provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can serve to mitigate a potential disincentive for them when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to provide our named executive officers with treatment that is competitive with market practices. During 2021, we also entered into an amendment to the change in control severance agreement with Dr. Rosenbaum, under which Dr. Rosenbaum’s delivery of a resignation notice to us within the sixty day period after the $150,000 cash retention bonus, described above, is earned would entitle Dr. Rosenbaum to receive the severance benefits provided under his agreement; provided that the effective date of Dr. Rosenbaum’s resignation is no later than February 15 of the year following the year in which the cash retention bonus is earned. See ”—Potential Payments Upon Termination or Change in Control” for information regarding such severance benefits.
Tax Considerations
As a general matter, our compensation committee reviews and considers the various tax and accounting implications of compensation programs we utilize.

2021 Summary Compensation Table
The following table contains information about the compensation earned by each of our named executive officers during our most recently completed fiscal year ended December 31, 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total
Michael Raab, President, Chief Executive Officer and Director	2021	650,000	195,000(3)	1,105,898	2,085,096	195,000	—	4,230,994
	2020	633,333	—	—	3,006,326	314,325	—	3,953,984
	2019	595,000	—	—	740,922	393,000	—	1,728,922
Justin Renz Chief Financial Officer	2021	445,500	89,100(3)	519,586	590,777	89,100	—	1,734,063
	2020	242,839	10,000(4)	73,500	1,000,008	141,900	—	1,468,247
Robert Blanks Chief Regulatory Affairs and Quality Assurance Officer	2021	422,000	84,400(3)	519,586	590,777	84,400	—	1,701,163
Elizabeth Grammer, Esq. Chief Legal and Administrative Officer	2021	445,500	89,100(3)	519,586	590,777	89,100	—	1,734,063
David Rosenbaum, Ph.D. Chief Development Officer	2021	461,000	92,200(3)	394,586	590,777	92,200	—	1,630,763
(1)
The amount reported in the Stock Awards and Option Awards columns represent the grant date fair value of the restricted stock units and stock options granted to our named executive officers as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the restricted stock units and stock options reported in the Stock Awards and Option Awards columns are set forth in Note 10 to the audited financial statements included in our Annual Report on Form 10-K filed on March 8, 2022. The amounts reported in this column exclude the impact of forfeitures related to service-based vesting conditions. Note that the amounts reported in these columns reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be received by the named executive officers from the equity awards.

(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the portion of the annual cash performance-based bonuses earned by our named executive officers pursuant to the achievement of certain company performance objectives. Please see the description of the annual performance bonuses paid to our named executive officers in “Compensation Discussion and Analysis—Cash Incentive Compensation” above.

(3)
The amounts reported in the Bonus column represent the portion of the annual cash performance-based bonuses that were guaranteed. Please see the description of these bonuses paid to our named executive officers in “Compensation Discussion and Analysis—Cash Incentive Compensation” above.

(4)	Represents a sign-on bonus paid to Mr. Renz in connection with his commencement of employment with us in June 2020.

Grants of Plan-Based Awards in Fiscal 2021
The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2021 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2021.
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael Raab			390,000(1)	390,000	—	—	—	—
	1/5/2021(2)		—	—	—	517,959	6.35	2,085,096
	1/5/2021(3)		—	—	115,102	—	—	730,898
			300,000(4)	300,000	—	—	—	—
	10/8/2021(5)		—	—	300,000	—	—	375,000
Justin Renz			178,200(1)	178,200	—	—	—	—
	1/5/2021(2)		—	—	—	146,755	6.35	590,777
	1/5/2021(3)		—	—	32,612	—	—	207,086
	10/8/2021		250,000(4)	250,000	—	—	—	—
	10/8/2021(5)		—	—	250,000	—	—	312,500
Robert Blanks			168,800(1)	168,800	—	—	—	—
	1/5/2021(2)		—	—	—	146,755	6.35	590,777
	1/5/2021(3)		—	—	32,612	—	—	207,086
	10/8/2021		250,000(4)	250,000	—	—	—	—
	10/8/2021(5)		—	—	250,000	—	—	312,500
Elizabeth Grammer			178,200(1)	178,200	—	—	—	—
	1/5/2021(2)		—	—	—	146,755	6.35	590,777
	1/5/2021(3)		—	—	32,612	—	—	207,086
			250,000(4)	250,000	—	—	—	—
	10/8/2021(5)		—	—	250,000	—	—	312,500
David Rosenbaum			184,400(1)	184,400	—	—	—	—
	1/5/2021(2)		—	—	—	146,755	6.35	590,777
	1/5/2021(3)		—	—	32,612	—	—	207,086
			150,000(4)	150,000	—	—	—	—
	10/8/2021(5)		—	—	150,000	—	—	187,500
(1)
Constitutes target amount payable under our annual performance-based cash bonus program. Please see the description of the annual performance bonuses paid to our named executive officers in “Compensation Discussion and Analysis—Cash Incentive Compensation” above.

(2)
The option vests and becomes exercisable as to 1/48th of the shares subject to the option on each monthly anniversary of January 5, 2021, subject to the subject to the holder continuing to provide services to us through each such date.

(3)
The restricted stock units vest in substantially equal quarterly installments over four years on each of February 19, May 19, August 19 and November 19 following the grant date, subject to each holder continuing to provide services to us through each such date.

(4)
Constitutes bonus opportunities under the retention program. The awards are payable subject to continued service through October 31, 2022 and attainment of individual performance milestones and corporate milestones. Please see the description of the retention bonuses awarded to our named executive officers in “Compensation Discussion and Analysis—Cash Incentive Compensation” above.

(5)
The restricted stock units vest in full, subject to continued service, upon the earlier June 1, 2022, the closing of a change in control or an involuntary termination of employment by the Company without cause.

Outstanding Equity Awards at Fiscal Year-End 2021
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.
Name		Option Awards				Stock Awards
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Michael Raab	1/6/2015	75,000	—	23.02	1/6/2025	—	—
	1/15/2016	301,258	—	10.55	1/15/2026	—	—
	1/19/2017	318,141	—	13.90	1/19/2027	—	—
	8/9/2017	79,535	—	4.70	8/9/2027	—	—
	1/16/2018(1)	382,215	8,133	7.10	1/16/2028	—	—
	7/26/2018(1)	158,020	26,980	4.30	7/26/2028	—	—
	1/17/2019(1)	331,770	123,230	2.32	1/17/2029	—	—
	1/9/2020(1)	267,116	290,334	7.60	1/9/2030	—	—
	1/5/2021	118,698(1)	399,261	6.35	1/5/2031	86,326(2)	94,959
	10/8/2021(4)		—	—	—	300,000	330,000
Justin Renz	6/08/2020(5)	73,131	121,886	7.35	6/8/2030	—	—
	1/5/2021	33,631(1)	113,124	6.35	1/05/2031	24,456(2)	26,902
	10/8/2021(4)	—	—	—	—	250,000	275,000
Robert Blanks	7/18/2013	33,333	—	3.42	7/18/2023	—	—
	1/6/2015	7,657	—	23.02	1/6/2025	—	—
	1/15/2016	30,810	—	10.55	1/15/2026	—	—
	1/19/2017	63,628	—	13.90	1/19/2027	—	—
	8/9/2017	19,884	—	4.70	8/9/2027	—	—
	1/16/2018(1)	85,998	1,830	7.10	1/16/2028	—	—
	7/26/2018(1)	46,748	7,982	4.30	7/26/2028	—	—
	1/17/2019(1)	58,333	21,667	2.32	1/17/2029	—	—
	1/9/2020(1)	66,779	72,586	7.60	1/9/2030	—	—
	1/5/2021	33,631(1)	113,124	6.35	1/5/2031	24,456(2)	26,902
	10/8/2021(4)	—	—	—	—	250,000	275,000
Elizabeth Grammer	11/11/2012	2,500	—	3.42	11/11/2022	—	—
	12/6/2012	72,222	—	3.42	12/6/2022	—	—
	1/6/2015	11,450	—	23.02	1/6/2025	—	—
	1/15/2016	102,701	—	10.55	1/15/2026	—	—
	1/19/2017	79,535	—	13.90	1/19/2027	—	—
	8/9/2017	19,884	—	4.70	8/9/2027	—	—
	1/16/2018(1)	114,664	2,440	7.10	1/16/2028	—	—
	7/26/2018(1)	46,748	7,982	4.30	7/26/2028	—	—
	1/17/2019(1)	45,500	32,500	2.32	1/17/2029	—	—
	1/9/2020(1)	66,779	72,586	7.60	1/9/2030	—	—
	1/5/2021	33,631(1)	113,124	6.35	1/5/2031	24,456(2)	26,902
	10/8/2021(4)	—	—	—	—	250,000	275,000
David Rosenbaum	1/6/2015	12,620	—	23.02	1/6/2025	—	—
	1/15/2016	90,377	—	10.55	1/15/2026	—	—
	1/19/2017	106,047	—	13.90	1/19/2027	—	—
	8/9/2017	26,512	—	4.70	8/9/2027	—	—
	1/16/2018(1)	114,664	2,440	7.10	1/16/2028	—	—
	7/26/2018(1)	46,748	7,982	4.30	7/26/2028	—	—
	1/17/2019(1)	87,500	32,500	2.32	1/17/2029	—	—
	1/9/2020(1)	66,779	72,586	7.60	1/9/2030	—	—
	1/5/2021	33,631(1)	113,124	6.35	1/5/2031	24,456(2)	26,902
	10/8/2021(4)	—	—	—	—	150,000	165,000
(1)
The option vests and becomes exercisable in substantially equal monthly installments over four years from the vesting commencement date, subject to the holder continuing to provide services to us through each such date.

(2)
The restricted stock units vest in substantially equal quarterly installments over four years from the date of grant, on each of Feb 19; May 19; August 19 and November 19, subject to the holder continuing to provide continued services to us through each such date.

(3)	Amounts calculated based on the $1.10 closing trading price of our common stock as of December 31, 2021.
(4)
The restricted stock units vest in full on upon the earlier June 1, 2022, the closing of a change in control or an involuntary termination of employment by the Company without cause, subject to the holder continuing to provide continued services to us through each such date.

(5)
The option vests and becomes exercisable as to 25% of the shares subject to the option on the one year anniversary of the vesting commencement date, and as to 1/48th of the shares subject to the option each month thereafter, subject to the holder continuing to provide services to us through each such date.

Options Exercises and Stock Vested in Fiscal 2021
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael Raab	267,892(3)	294,681	28,776	115,823
Justin Renz	—	—	8,156	32,828
Robert Blanks	—	—	8,156	32,828
Elizabeth Grammer	—	—	8,156	32,828
David Rosenbaum	—	—	8,156	32,828
(1)	The value realized equals the excess of the market price of our common stock at exercise over the option exercise price, multiplied by the number of shares for which the option was exercised.
(2)	The value realized on the vesting date is based on the closing trading price of our common stock on the vesting date, multiplied by the number of RSUs vested.
(3)
Includes 150,343 shares that were withheld in a net exercise transaction to cover the exercise price and withholding taxes. The option shares exercised were granted in August 2011 and had an expiration date of August 11, 2021.

Potential Payments Upon Termination or Change in Control
In June 2014, we entered into an amended and restated employment agreement with Mr. Raab. We have also entered into a change in control severance agreement with each of our other named executive officers.
Under Mr. Raab’s amended and restated employment agreement, in the event Mr. Raab’s employment with us is involuntarily terminated for reason other than “cause” or he resigns for “good reason” (each, as defined below), in each case more than three months prior to or more than 12 months after a change in control, then Mr. Raab will receive: (i) continued payment of his annual base salary as in effect immediately prior to such termination for a period of 12 months; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 12 months following the date of such termination; and (iii) 12 months of accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. In the event Mr. Raab’s employment with us is involuntarily terminated for reason other than cause or he resigns for good reason, in each case within three months prior to and 12 months after a change in control, then Mr. Raab will receive: (i) a lump sum amount equal to 1.5 multiplied by the sum of his base salary as in effect immediately prior to such termination and his target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 18 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. The foregoing severance benefits are subject to Mr. Raab’s timely execution and non-revocation of a general release of claims against the Company and its affiliates.
Under each other named executive officer’s change in control severance agreements, in the event the named executive officer’s employment with us is involuntarily terminated for reason other than cause or they resign for good reason, in each case more than three months prior to or more than 12 months after a change in control, then they will receive: (i) continued payment of their annual base salary as in effect immediately prior to such termination for a period of nine months; and (ii) payment of healthcare continuation costs for them and their eligible dependents for up to 12 months following the date of such termination. In the event their employment with us is involuntarily terminated for reason other than cause or they resigns for good reason, in each case within three months prior to and 12 months after a change in control, then they will receive: (i) a lump sum amount equal to the sum of their base salary as in effect immediately prior to such termination and their target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for them and their eligible dependents for up to 12 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. The foregoing severance benefits are subject to the named executive officer’s timely execution and non-revocation of a general release of claims against the Company and its affiliates, continued compliance with his/her confidential information agreement.
For the purposes of Mr. Raab’s amended and restated employment agreement and each of the other named executive officer’s change in control severance agreements, “cause” means (i) the named executive officer’s theft, dishonesty or falsification of any employment or company records that is non-trivial in nature; (ii) malicious or reckless disclosure of our confidential or proprietary information or any material breach by the named executive officer of their obligations under their proprietary information and inventions assignment agreement with us; (iii) the conviction of the named executive officer of a felony (excluding motor vehicle violations) or the commission of gross negligence or willful misconduct, where a majority of the non-employee members of the board of directors reasonably determines that such act or misconduct has (A) seriously undermined the ability of the board of directors or management to entrust them with important matters or otherwise work effectively with them, (B) substantially contributed to our loss of significant revenues or business opportunities, or (C) significantly and detrimentally affected the business or reputation of our company or any of our subsidiaries; and/or (iv) the willful failure or refusal by the named executive officer to follow the reasonable and lawful directives of the board of directors, provided such willful failure or refusal continues after their receipt of reasonable notice in writing of such failure or refusal and a reasonable opportunity of not less than 30 days to correct the problem.
For the purposes of Mr. Raab’s amended and restated employment agreement and each of the other named executive officer’s change in control severance agreements, “good reason” includes the occurrence of: (i) a material diminution in the named executive officer’s authority, duties, or responsibilities, which substantially reduces the nature or character of their position; (ii) a reduction (or material reduction, in the case of each named executive officer other than Mr. Raab) by us of their base salary as in effect immediately prior to such reduction; (iii) a relocation of their principal office to a location more than 50 miles from the location of our principal office as of immediately prior to such relocation, except for required travel by them on company business; or (iv) any material breach by us of any provision of the named executive officer’s employment agreement or offer letter which we do not cure within 30 days following written notice from the named executive officer, provided that in order for “good reason” to exist, each of the following conditions must be met: (i) the foregoing good reason conditions must have occurred without the named executive officer’s express written consent; (ii) the named executive officer must provide written notice to us of such condition within 30 days of the initial existence of the condition; (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice; and (iv) the date of the named executive officer’s resignation of employment must occur within 60 days after the initial existence of the condition specified in such notice.
The cash retention bonuses and restricted stock units granted to the named executive officers on October 8, 2021 vest in full on the closing of a change in control or an involuntary termination of employment by the Company without cause. Additionally, we entered into an amendment to the change in control severance agreement with Dr. Rosenbaum effective December 1, 2021, under which Dr. Rosenbaum’s delivery of a resignation notice to us within the sixty day period after the retention cash bonus is earned would entitle Dr. Rosenbaum to receive the severance benefits described above; provided that the effective date of Dr. Rosenbaum’s resignation is no later than February 15 of the year following the year in which the retention bonus is earned. Please see the description of the retention bonus to be paid to our named executive officers in “Compensation Discussion and Analysis—Cash Incentive Compensation” above.
Under our 2014 Equity Incentive Plan, the vesting of time-vesting equity awards only accelerate in the event that the successor corporation refuses to assume or substitute the awards.

In this section, we describe payments that may be made to our named executive officers upon certain terminations of employment, assuming the termination event occurred on the last day of fiscal 2021.
Named Executive Officer	Type of Payment	Change in Control ($)(1)	Covered Termination Unrelated to a Change in Control ($)	Covered Termination in connection with a Change in Control ($)
Michael Raab	Base Salary	0	650,000	975,000
	Target Bonus	0	0	585,500
	Cash Retention Bonus	300,000	300,000	300,000
	COBRA Reimbursement	0	20,322	30,482
	Accelerated Vesting of Equity Awards(2)	330,000	362,000	424,959
	Total	630,000	1,335,322	2,315,442
Justin Renz	Base Salary	0	334,125	445,500
	Target Bonus	0	0	178,000
	Cash Retention Bonus	250,000	250,000	250,000
	COBRA Reimbursement	0	43,302	43,902
	Accelerated Vesting of Equity Awards(2)	275,000	0	301,902
	Total	525,000	627,427	1,218,704
Robert Blanks	Base Salary	0	316,500	422,000
	Target Bonus	0	0	168,000
	Cash Retention Bonus	250,000	250,000	250,000
	COBRA Reimbursement	0	19,892	19,892
	Accelerated Vesting of Equity Awards(2)	275,000	0	301,902
	Total	525,000	586,392	1,161,794
Elizabeth Grammer	Base Salary	0	334,125	445,500
	Target Bonus	0	0	178,000
	Cash Retention Bonus	250,000	250,000	250,000
	COBRA Reimbursement	0	37,467	37,467
	Accelerated Vesting of Equity Awards(2)	275,000	0	301,902
	Total	525,000	619,592	1,212,869
David Rosenbaum	Base Salary	0	345,750	461,000
	Target Bonus	0	0	184,400
	Cash Retention Bonus	150,000	150,000	150,000
	COBRA Reimbursement	0	19,892	19,892
	Accelerated Vesting of Equity Awards(2)	165,000	0	191,902
	Total	315,000	515,642	1,007,194
(1)	In the case of a change in control, assumes the equity awards are assumed by an acquirer such that only the vesting of the retention restricted stock units granted on October 8, 2021 would accelerate.
(2)
The value of accelerated vesting for stock options was calculated by subtracting the exercise prices of options from $1.10 per share, which was the closing trading price of our common stock on December 31, 2021. Options with exercise prices in excess of $1.10 per share were excluded. The value of accelerated vesting for restricted stock units was based on the closing trading price of our common stock on December 31, 2021.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2021, with respect to all of our equity compensation plans in effect on that date:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	13,366,130	$6.97	2,299,561(3)
Equity Compensation Plans Not Approved by Stockholders(4)	579,704	7.42	848,063
Total	13,945,834	$7.00	3,147,624
(1)
Includes the Ardelyx, Inc. 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan and 2008 Stock Incentive Plan, as amended. The number of shares of common stock that may be issued pursuant to outstanding awards under the 2008 Stock Incentive Plan and the 2014 Equity Incentive Plan include: (A) 3,502,367 shares subject to outstanding restricted stock units and (B) 9,863,763 shares subject to stock options. The weighted average exercise price shown is for stock options; other outstanding awards had no exercise price. No new awards may be made under the 2008 Stock Incentive Plan.

(2)
The 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan contain “evergreen” provisions, pursuant to which (i) the number of shares of common stock reserved for issuance pursuant to awards under the 2014 Equity Inventive Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 10,683,053 shares of stock may be issued upon the exercise of incentive stock options, and (ii) the number of shares of common stock which will be authorized for sale under our 2014 Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors. On January 1, 2022, an additional 5,207,301 shares of our common stock were reserved for issuance pursuant to awards under the 2014 Equity Incentive Plan as a result of the “evergreen” provision. No additional shares were reserved for issuance under our 2014 Employee Stock Purchase Plan as a result of the “evergreen” provisions.

(3)
Includes 898,982 shares that were available for future issuances as of December 31, 2021 under the 2014 Employee Stock Purchase Plan (of which 127,100 shares were issued with respect to the purchase period in effect as of December 31, 2021, which purchase period ended on February 28, 2022), which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

(4)
Includes the Ardelyx, Inc. 2016 Employment Commencement Incentive Plan. Effective January 6, 2022, our board of directors determined to reserve an additional 2,000,000 shares of our common stock for issuance pursuant to awards under the 2016 Employment Commencement Incentive Plan.

Material Features of the 2016 Employment Commencement Incentive Plan
In November 2016, our board of directors adopted our 2016 Employment Commencement Incentive Plan, or the 2016 Plan, pursuant to Rule 5653(c)(4) of The Nasdaq Global Market. The principal purpose of the 2016 Plan is to promote the success and enhance the value of the company by inducing new employees to commence employment with us, and by aligning the individual interests of new employees with the interests of our stockholders. Awards granted under the 2016 Plan are intended to constitute “employment inducement awards” under Nasdaq Listing Rule 5635(c)(4) and therefore, the 2016 Plan is intended to be exempt from the Nasdaq Listing Rules regarding shareholder approval of stock option and stock purchase plans. A total of 1,000,000 shares of our common stock were initially reserved for issuance under the 2016 Plan. In March 2021, our board of directors increased the number of shares reserved for issuance under the 2016 Plan to 1,457,767 shares. As of December 31, 2021, we had granted awards with respect to 579,704 shares under the 2016 Plan, and 878,063 shares remained available for future grants. In January 2022, our board of directors increased the number of shares reserved for issuance under the 2016 Plan to 3,457,767. The 2016 Plan provides for the grant of non-qualified stock options, restricted stock units, restricted stock awards, stock appreciation rights, and other stock-based and cash-based awards. These awards may be granted to individuals who are then new employees, or are commencing employment with us or one of our subsidiaries following a bona fide period of non-employment with us, and for whom such awards are granted as a material inducement to commencing employment with us or one of our subsidiaries.
The 2016 Plan is administered by the compensation committee and the board of directors. In the event of a change in control in which the successor corporation refuses to assume or substitute any outstanding award under the 2016 Plan, the vesting of such award will accelerate in full. The board of directors may terminate, amend, or modify the 2016 Plan at any time, provided that no termination or amendment may impair any rights under any outstanding award under the 2016 Plan without the consent of the holder.
We have filed registration statements on Form S-8 with the SEC covering the shares of common stock that may be issued under the 2016 Plan.

Report of the Compensation Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for the Annual Meeting and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Compensation Committee
David Mott, Chair
Robert Bazemore
Jan Lundberg, Ph.D.
Richard Rodgers

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 25, 2022, by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors and nominees for director;
•	each of our named executive officers; and
•	all directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 25, 2022 through the exercise of stock options, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 144,122,828 shares of our common stock outstanding as of April 25, 2022. Shares of our common stock that a person has the right to acquire within 60 days of April 25, 2022 pursuant to the exercise of outstanding stock options, and restricted stock units that are expected to vest on or before April 25, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Ardelyx, Inc., at 400 Fifth Ave., Suite 210, Waltham, Massachusetts 02451.
	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership

Named Executive Officers and Directors
Michael Raab	284,705(1)	2,639,944	2,924,649	2.00%
Robert Blanks	314,456	774,425	1,088,881	*%
Elizabeth Grammer	8,468(2)	917,098	925,566	*%
Justin Renz	10,717	424,562	435,279	*%
David Rosenbaum, Ph.D(3)	243,547	1,032,612	1,276,159	*%
David Mott (5)	417,284	216,295	633,579	*%
Robert Bazemore	—	161,295	161,295	*%
William Bertrand, Jr.	83,549	176,295	259,844	*%
Muna Bhanji	—	25,526	25,536	*%
Geoffrey A. Block, M.D.	—	138,795	138,795	*%
Onaiza Cadoret-Manier	6,155	82,182	88,337	*%
Jan Lundberg, Ph.D	42,799	136,295	179,094	*%
Richard Rodgers	87,527	196,295	196,295	*%
All directors and executive officers as a group (15) persons)	1,521,061	7,591,511	911,572	6.00%
*	Indicates beneficial ownership of less than 1% of the total outstanding shares of common stock.

(1)
Consists of (i) 259,341 shares directly owned by Mr. Raab, (ii) 24,364 shares owned directly by Michael G. Raab, trustee of the Michael G. Raab Living Trust dated July 25, 2012, and (iii) an aggregate of 1,000 shares owned directly by trusts for the benefit of Mr. Raab’s children.

(2)	Consists of (i) 5,497 shares directly owned by Ms. Grammer and (ii) 2,971 shares owned directly by Ms. Grammer’s son.
(3)
Consists of (i) 140,456 shares directly owned by Dr. Rosenbaum, (ii) 818,112 shares that may be acquired directly by Dr. Rosenbaum pursuant to the exercise of stock options or the vesting of restricted stock units within 60 days of April 25, 2022, (iii) 77,592 shares owned indirectly owned by David Paul Rosenbaum and Susan Edelstein Rosenbaum, Trustees of the David Paul Rosenbaum Family Trust, (iv) 25,499 shares owned directly by Dr. Rosenbaum’s spouse, and (v) 214,500 shares that may be acquired directly by Dr. Rosenbaum’s spouse pursuant to the exercise of stock options or the vesting of restricted stock units within 60 days of April 25, 2022.

(4)
Includes (i) 87,566 shares and (ii) 110,000 shares subject to options that Mr. Mott may acquire within 60 days of April 25, 2022, that Mr. Mott holds for the benefit of entities associated with New Enterprise Associates. Mr. Mott disclaims beneficial ownership of all such shares and options extent of his actual pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the U.S. Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met, except for the following: (i) late Form 4s filed on October 29, 2021, due to an administrative oversight, for each of Justin Renz, Robert Blanks, Susan Rodriguez, David Rosenbaum and Michael Raab, where the Board granted awards of restricted stock units to executive officers on October 8, 2021; and (ii) late Form 4s filed on December 27, 2021, for each of Forest Baskett and Scott Sandell, affiliates of New Enterprise Associates, regarding the sales of common stock between December 9, 2021 and December 15, 2021.
ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.
Registered Stockholders
If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (510) 745-1700 or by mail at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, MA 02451.
If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.
Annual Reports
This proxy statement is accompanied by our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the 10-K. The 10-K includes our audited financial statements. We have filed the 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at ir.ardelyx.com. In addition, upon written request to the Company’s Corporate Secretary at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, MA 02451, we will mail a paper copy of our 10-K, including the financial statements and the financial statement schedules, to you free of charge.
Other Matters
As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the 2022 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2022 Annual Meeting, then proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.
By Order of the Board of Directors:
/s/ Elizabeth Grammer
Elizabeth Grammer
Chief Legal and Administrative Officer
By Order of the Board of Directors
Waltham, Massachusetts
April 29, 2022

APPENDIX A
CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ARDELYX, INC.
Ardelyx, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:
ONE: The name of this corporation is Ardelyx, Inc., the Corporation was originally incorporated under the name Nteryx, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 18, 2007. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 22, 2011. The Corporation filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on July 8, 2013. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 2, 2014. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 18, 2014.
TWO: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation herein was duly adopted by this Corporation’s Board of Directors in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, and the Corporation’s stockholders have given their written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware. The proposed amendment set forth as follows:
Article IV of Exhibit A to the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, be and hereby is further amended by inserting the following immediately after the second paragraph of Article IV:
C. Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, each [__] shares of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Shares”) shall automatically be combined into one validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below, with a corresponding reduction in the number of authorized shares of the Corporation’s common stock by a corresponding ratio (the “Reverse Stock Split”). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split. Holders of Old Shares who would otherwise be entitled to receive a fraction of a share on account of the Reverse Stock Split shall receive, in lieu of such fractional share, an amount in cash equal to the product of (1) the closing sale price per share of the common stock as reported by The Nasdaq Global Market on the last trading day preceding the Effective Date by (2) the number of Old Shares held by such holder that would otherwise have been exchanged for such fractional share interests.
THREE: This Certificate of Amendment shall become effective as of [__], 202[2] at [__] [a.m./p.m.].
FOUR: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.
(Signature Page Follows)
A-1

IN WITNESS WHEREOF, Ardelyx, Inc. has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this [__]th day of [__], 2022.
ARDELYX, INC.

Michael Raab
Chief Executive Officer
A-2